UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2007

MEDICAL STAFFING NETWORK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31299	65-0865171
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 Yamato Road, Suite 110, Boca Raton, FL 33431

(Address of Principal Executive Office) (Zip Code)

(561) 322-1300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 2 – Financial Information

Item 2.05 – Costs Associated with Exit or Disposal Activities

This Amendment No. 1 to the Current Report on Form 8-K filed on August 8, 2007 (the Initial Form 8-K) is filed by Medical Staffing Network Holdings, Inc. (the Registrant) to provide information not available at the time of the Initial Form 8-K.

The Registrant disclosed in the Initial Form 8-K the approval by its Board of Directors of a plan (the Plan) to restructure and integrate the operations of InteliStaf Holdings, Inc., which the Registrant acquired on July 2, 2007. At the time of the Initial Form 8-K filing, the Registrant was unable in good faith to make a determination of an estimate or range of estimates required by paragraphs (b), (c) and (d) of Item 2.05 of Form 8-K with respect to the costs associated with the Plan.

Pursuant to Item 2.05 of Form 8-K, the Registrant is filing this Amendment No. 1 to announce its determination of such estimates.

(b)	The Registrant’s estimate for each major type of cost associated with the Plan is as follows:

•	Employee termination costs of $3.9 million, of which $3.6 million relates to InteliStaf personnel and the remaining $0.3 million relates to Medical Staffing Network, Inc. personnel.

•	Operating lease termination costs of $6.5 million, of which $6.0 million relates to InteliStaf office and equipment leases and $0.5 million relates to Medical Staffing Network, Inc. office leases.

•

Non-cash goodwill impairment charge of $1.9 million relates to the closure of Medical Staffing Network, Inc. branches, which will result in the impairment and write off of goodwill at these branch locations.

(c) The Registrant’s estimate of the total amount expected to be incurred in connection with the Plan is approximately $12.3 million, of which $9.6 million relates to InteliStaf and $2.7 million relates to Medical Staffing Network, Inc. The Registrant estimates that approximately $1.9 million of the $12.3 million will be non-cash. The costs related to InteliStaf will be accounted for as part of the cost of the acquired business and will not be recorded as a period expense, while the amount related to Medical Staffing Network, Inc. will be expensed as incurred in the third quarter of 2007.

(d) Of the $12.3 million estimated to be incurred in connection with the Plan identified in Item 2.05(c), the Registrant estimates that $6.5 million will result in future cash expenditures.

Caution Concerning Forward-Looking Statements

Some of the statements in this Current Report on Form 8-K are “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding restructuring expenses relating to our acquisition of InteliStaf. Forward-looking statements do not relate strictly to historical or current matters. Rather, forward-looking statements are predictive in nature and may depend upon or refer to future events, activities or conditions. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include: the ability to recognize the benefits of the InteliStaf acquisition; the amount of the costs, fees, expenses and charges related to the InteliStaf acquisition; the registrant’s ability to integrate successfully the InteliStaf business; the registrant’s restructuring and acquisition-related integration costs and related charges associated with the integration plan varying materially from management’s current estimates of these costs, charges and adjustments due to variations in anticipated headcount reductions, contract terminations, and costs of the implementation of the integration plan. Additional information concerning these and other important factors can be found within the registrant’s filings with the Securities and Exchange Commission. Statements in this Current Report on Form 8-K should be evaluated in light of these important factors. Although the registrant believes that these statements are based upon reasonable assumptions, the registrant cannot provide any assurances regarding future results. The registrant undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2007	MEDICAL STAFFING NETWORK HOLDINGS, INC.

	By:	/s/ Kevin S. Little
Kevin S. Little President and Chief Financial Officer

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